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                                                                    EXHIBIT 99.1


                         AMENDMENT NUMBER FOUR TO THIRD
                      AMENDED AND RESTATED CREDIT AGREEMENT


                  This AMENDMENT NUMBER FOUR TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 14, 1998, is entered into among SOUTHDOWN, INC., a Louisiana corporation ("Borrower"), the Banks and financial institutions that are signatories to the Credit Agreement (as defined below) (collectively, the "Banks", and individually, a "Bank"), and WELLS FARGO BANK, N.A., a national Banking association, as Agent for the Banks hereunder ("Agent").

                  WHEREAS, Borrower, the Banks, and Agent heretofore have entered into that certain Third Amended and Restated Credit Agreement, dated as of November 3, 1995, as amended by (a) that certain Letter Agreement, dated as of February 29, 1996, (b) that certain Amendment Number Two to Third Amended and Restated Credit Agreement, dated as of September 30, 1996, and (c) that certain Amendment Number Three to Third Amended and Restated Credit Agreement, dated as of August 6, 1997 (as amended, the "Credit Agreement");

                  WHEREAS, Borrower has requested, among other things, that the Credit Agreement be amended to (a) amend the Credit Agreement to restructure the credit facilities as an unsecured credit, and (b) permit Borrower, through a reverse triangular merger, to acquire all of the issued and outstanding capital stock of Medusa Corporation; and

                  WHEREAS, subject to the terms and conditions contained herein, the Banks are willing to so amend such provisions of the Credit Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants, conditions, and provisions hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                  1.1 Definitions for this Fourth Amendment. Any and all initially capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby, unless specifically defined herein. For purposes of this Fourth Amendment only, the following initially capitalized terms shall have the following meanings:

                  "Agent" has the meaning set forth in the introduction to this Fourth Amendment.



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                  "Bank" and "Banks" have the respective meanings set forth in the introduction to this Fourth Amendment.

                  "Borrower" has the meaning set forth in the introduction to this Fourth Amendment.

                  "Credit Agreement" has the meaning set forth in the introduction to this Fourth Amendment.



                                    ARTICLE 2

                       AMENDMENTS TO THE CREDIT AGREEMENT
                       TO FACILITATE ACQUISITION OF MEDUSA

                  2.1 Section 1.1 of the Credit Agreement hereby is amended by adding the following defined terms in alphabetical order:

                  "Bedrock" means Bedrock Merger Corp., a newly formed Ohio corporation and a wholly owned subsidiary of Borrower.

                  "Fourth Amendment" means Amendment Number Four to Third Amended and Restated Credit Agreement, dated as of May 14, 1998, among Borrower, the Banks party thereto, and Agent.

                  "Fourth Amendment Closing Date" means the date on which the conditions precedent set forth in Article 4 of the Fourth Amendment, other than the condition precedent for Article 3, shall have been satisfied.

                  "Medusa" means Medusa Corporation, an Ohio corporation.

                  "Merger" means the merger of Bedrock with and into Medusa, with Medusa as the surviving corporation.

                  "Merger Agreement" means that certain Agreement and Plan of Merger, dated as of March 17, 1998, among Medusa, the Borrower and Bedrock.

                  2.2 The definition of "Material Adverse Change" set forth in
Section 1.1 of the Credit Agreement hereby is amended in its entirety to read as follows:

                  "Material Adverse Change" means and refers to a material adverse change in the business, Assets, operations, business prospects, or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, as compared with the business, Assets, operations, business prospects, or condition

                  (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole (i) prior to the effectiveness of the Merger, as of December 31, 1997, and (ii) after the effectiveness of the Merger, as of the date of Borrower's financial statements first submitted to Agent pursuant to Section 5.2(a) hereof and giving effect to the Merger.

                  2.3 The definition of "Permitted Acquisitions" set forth in
Section 1.1 of the Credit Agreement hereby is amended in its entirety to read as follows:

                  "Permitted Acquisitions" means and refers to (i) the Merger, and (ii) to other Investments or Asset Acquisitions that (a) are in an aggregate amount (in addition to Borrower's Investments in KCC permitted under Sections 6.3(j) and (m) hereof) during the term of this Agreement of not more than twenty percent (20%) of the book value of all of Borrower's tangible Assets (exclusive of Borrower's interest in KCC) at the time of such other Investment or Asset Acquisition, (b) are in Persons, or of Assets, that are engaged in, or useful in connection with, businesses that are substantially the same as those conducted by Borrower and its Subsidiaries on the Closing Date, (c) if the consideration paid or payable for any such other Investment or Asset Acquisition, or series of related transactions, is in excess of One Hundred Million Dollars ($100,000,000), result in (or continue) Borrower owning not less than fifty percent (50%) of the Voting Stock (or membership interests or partnership interests in the case of a limited liability company or limited liability partnership, respectively) of the Person in which the Investment is made or the Person that is to acquire the Assets and with respect to which Borrower also has the right, whether by contract, vote, or otherwise to exercise substantial input in the management and control of the business of such Person, and (d) are not made utilizing Assets that compose any of the following: 1) the interest of Borrower in the Stock of either Mojave or Medusa, and 2) the interest of Borrower in and to the Cement Plants and the interest of Borrower in KCC. For purposes of the foregoing, a contribution of Dollars or Assets by Borrower to a newly created Subsidiary of Borrower for the purpose of permitting such Subsidiary to complete an Investment or Asset Acquisition shall not itself constitute an Investment to the extent such Dollars or Assets are, in fact, used to complete the proposed Investment or Asset Acquisition.

                  2.4 Paragraph (xvi) of the definition of "Permitted Liens" set forth in Section 1.1 of the Credit Agreement hereby is deleted and replaced with two new paragraphs to read as follows:

                  (xvi) to the extent not otherwise permitted under clauses (i) through (xv) of this definition, the Liens reflected in the annual report on Form 10-K, filed by Medusa with the SEC, pursuant to Section 13 or 15 (d) of the Exchange Act,





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                  for its fiscal year ended December 31, 1997 and any other
                  liens incurred in the ordinary course of business consistent with past practices by Medusa or its Subsidiaries that arise after December 31, 1997 and on or before the date on which the Merger becomes effective; and

                  (xvii) Liens not specified in clauses (i) through (xvi) of this definition and granted by Borrower or any of its Subsidiaries in the ordinary and usual course of business of, and consistent with past practices of, Borrower or any of its Subsidiaries (other than Liens securing Debt permitted under clauses (b), (c), (d), (e), (j), (k), (l), and (m) of Section 6.1) and Liens in the nature of deposits with a trustee or other depository in connection with a redemption, payment, acquisition, repurchase, retirement for value, or conversion that constitutes a Permitted Junior Payment.


                  2.5 Section 4.1(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  (a) ORGANIZATION AND POWERS. Each of Borrower and Borrower's Subsidiaries is duly formed or organized, validly existing, and in good standing under the laws of its jurisdiction of formation or organization and has all requisite power and authority to own and operate its properties, and to carry on its business as now conducted and proposed to be conducted. Borrower has all requisite power and authority to enter into this Agreement and the Loan Documents to which it is a party, to issue the Notes, and to carry out the transactions contemplated hereby and thereby. Each of Borrower and Borrower's Subsidiaries possesses all franchises, certificates, licenses, permits, and other authorizations from governmental or regulatory authorities that are necessary in order to prevent the occurrence of a Material Adverse Effect and Borrower and its Subsidiaries are not in violation thereof in any material respect.

                  2.6 Section 4.5 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  4.5 TITLE TO PROPERTY; LIENS; PROPERTIES. Except as disclosed in Borrower's Annual Report on Form 10-K for its fiscal year ended December 31, 1997, or on its Form 10-Q for its fiscal quarter ended March 31, 1998, and except for the Permitted Liens, all of the Assets of Borrower and each of its Subsidiaries are free of all Liens of any nature whatsoever. Borrower, Mojave and Medusa (after the effectiveness of the Merger), taken as a whole, have good and indefeasible title to each and all of the material Assets reflected in Borrower's, Mojave's or Medusa's books and records as being owned by them. Borrower, Mojave and Medusa (after the effectiveness of the

                  Merger), taken as a whole, have taken all action necessary to maintain such good and indefeasible title with respect to such Assets.

                  2.7 Section 5.3 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  5.3 CORPORATE EXISTENCE, ETC. Except as permitted under
                  Section 6.7 of this Agreement, Borrower shall, and shall cause Mojave and, after the effectiveness of the Merger, Medusa, to, at all times, preserve and keep in full force and effect its and their corporate existence and any rights and franchises material to Borrower's businesses.

                  2.8 Section 5 of the Credit Agreement is hereby amended to insert immediately after Section 5.14 the following new Section 5.15:

                  5.15 YEAR 2000 COMPLIANT. Borrower shall perform such acts as may be reasonably necessary to reasonably ensure that Borrower, its Subsidiaries and any business in which Borrower owns a substantial interest become Year 2000 Compliant within a reasonable time. Such acts shall include, without limitation, Borrower's performance of a reasonable review and assessment of its material systems. With respect to Borrower's customers, suppliers and vendors that are material to Borrower's business, Borrower shall make a reasonable effort to (i) assess the risks posed to Borrower's business by the failure of any such entity that is material to Borrower's business to become Year 2000 Compliant within a reasonable time, (ii) make reasonable inquiries or other reasonable assessment of such entities as to whether they will become Year 2000 Compliant within a reasonable time, and (iii) develop a reasonable plan for dealing with such entities which do not become Year 2000 Compliant within a reasonable time. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems material to the business operations or financial condition of such entity will properly perform date sensitive functions before, during, and after the year 2000. Borrower shall, within 30 days of written request by Agent, provide to Agent a written report summarizing in reasonable detail Borrower's actions to comply with this covenant and the results of such actions; provided, however, that Borrower shall not be obligated to respond to more than one such request per six month period.

                  2.9 Section 6.1 of the Credit Agreement is amended by deleting the word "and" at the end of clause (l) thereof and by inserting immediately thereafter the following new clause (m):

                  m) Debt (including Acquired Indebtedness) owing by Medusa or its Subsidiaries not otherwise permitted under this Section
                  6.1 in an aggregate




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                  amount outstanding at any time less than or equal to One
                  Hundred Million Dollars ($100,000,000); and

                  2.10 Section 6.1 of the Credit Agreement is hereby further amended by re-lettering existing clause "(m)" as clause "(n)" and by amending the existing language "clauses (b), (c), (f), (g), (j), (k), and (m)" to read "clauses (b), (c), (f), (g), (j), (k), (m), and (n)".

                  2.11 Section 6.3(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  (d) so long as no Event of Default or Unmatured Event of Default has occurred and is continuing and so long as no Event of Default or Unmatured Event of Default would result therefrom, Borrower and its Subsidiaries may make and own Investments not otherwise permitted under this Section 6.3 to the extent that such Investments constitute Permitted Acquisitions, provided that the Merger may occur whether or not any Event of Default or Unmatured Event of Default has occurred and is continuing or would result;

                  2.12 Section 6.3 of the Credit Agreement is amended by deleting the word "and" at the end of clause (l) and by replacing the period at the end of clause (m) with the phrase "; and" and inserting immediately after clause (m) the following new clause (n):

                  (n) any Investments of Medusa or its Subsidiaries as of the effective date of the Merger.

                  2.13 Section 6.4(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  (d) Mojave may become and remain liable under the Mojave Guaranty until released in accordance with the Fourth Amendment, and, upon the effectiveness of the Merger, the guaranty by Borrower or its Subsidiaries of the lease obligations (in the approximate contingent amount of Fifteen Million Dollars ($15,000,000)) of that certain lease of an office building in or about Beechwood, Ohio;

                  2.14 Section 6.7 of the Credit Agreement is hereby amended to add the words "or Medusa after the effectiveness of the Merger" after the word "Mojave", in the second line thereof,

                  2.15 Section 6.7(d) of the Credit Agreement is hereby deleted in its entirety.

                  2.16 Section 6.7(f) of the Credit Agreement is hereby amended in its entirety to read as follows:

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                  (f) so long as no Event of Default or Unmatured Event of
                  Default has occurred and is continuing and so long as no Event of Default or Unmatured Event of Default would result therefrom, with the exception of the Merger which may occur whether or not any Event of Default or Unmatured Event of Default has occurred and is continuing or would result, (i) Borrower and its Subsidiaries may make and own Permitted Acquisitions and (ii) any Permitted Acquisition may be merged or consolidated with or into Borrower or any of its Subsidiaries so long as Borrower or any such Subsidiary is the surviving entity of such merger or consolidation.

                  2.17 Section 6.8 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  6.8 SALES AND LEASE-BACKS. Except for sales and lease-back transactions with respect to Medusa or its Subsidiaries in effect as of the effective date of the Merger, Borrower shall not, and shall not permit any of its Subsidiaries to become or remain liable, directly or indirectly, as lessee or as guarantor or other surety with respect to any lease, whether an Operating or Capitalized Lease, of any property (whether real, personal, or mixed real and personal) whether now owned or hereafter acquired: (a) which Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person, or (b) which Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by Borrower or any such Subsidiary to any Person in connection with such lease, unless such sale or transfer is permitted pursuant to Section 6.9 hereof or unless effected in compliance with the provisions of Section 5.11 hereof to effect and continue the transactions contemplated by this Agreement and the Loan Documents.

                  2.18 Section 6.9(d)(iii) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  (d) so long as no Event of Default or Unmatured Event of Default has occurred and is continuing and so long as no Event of Default or Unmatured Event of Default would result therefrom, the consummation of a Permitted Acquisition, provided that the Merger may occur whether or not any Event of Default or Unmatured Event of Default has occurred and is continuing or would result; and

                  2.19 The fourth paragraph of Section 8.1 of the Credit Agreement is hereby amended to delete the words "and Mojave" and to insert in replacement thereof the words", Mojave and Medusa".



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                                    ARTICLE 3

          AMENDMENTS TO THE CREDIT AGREEMENT AND THE NOTES AND FURTHER
                   ACTIONS TO FACILITATE RELEASE OF COLLATERAL

                  3.1 The following additional amendments to the Credit Agreement are hereby made:

                           3.1.1 Section 1.1 of the Credit Agreement hereby is
amended by deleting in their entirety the following defined terms: "Collateral," "Collateral Release Agreement," "Florida Collateral," "Mojave Guaranty," "Mojave Security Agreement," "Personal Property Collateral Documents," "Real Property Collateral Documents," "Security Agreement," and "Stock Pledge."

                           3.1.2 The definition of "Loan Documents" set forth in
Section 1.1 of the Credit Agreement hereby is amended in its entirety to read as follows:

                  "Loan Documents" shall mean all written documents, agreements, or instruments, other than this Agreement and the Notes, that have been or are entered into (with the exception of those documents the definition of which were deleted pursuant to
                  Section 3.1.1 of the Fourth Amendment) by Borrower, Agent, or Banks, as the case may be, in connection with the transactions contemplated by this Agreement.

                           3.1.3 Paragraph (vii) of the definition of "Permitted
Liens" set forth in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

                  (vii) Liens granted by Borrower in favor of Agent, on behalf of Banks not otherwise released by Agent on or after the Fourth Amendment Closing Date;

                           3.1.4 Paragraph (viii) of the definition of
"Permitted Liens" set forth in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

                  (viii) Liens granted by Mojave in favor of Agent, on behalf of Banks not otherwise released by Agent on or after the Fourth Amendment Closing Date;

                           3.1.5 Paragraph (xiv) of the definition of "Permitted
Liens" set forth in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

                  (xiv) Liens securing up to Thirty Million Dollars ($30,000,000) of the principal of the Indebtedness of Borrower and its Subsidiaries incurred pursuant to Section 6.1(k) of this Agreement and interest thereon;

                           3.1.6 Section 2.2(a) of the Credit Agreement is
hereby amended to delete from the last sentence of such section the words "secured by the Collateral and".

                           3.1.7 Section 3.3(a) of the Credit Agreement is
hereby amended to delete the words "and Mojave" therefrom.

                           3.1.8 Section 4.2(d) of the Credit Agreement is
hereby deleted in its entirety.

                           3.1.9 Clause (ii) of Section 4.2(f) of the Credit
Agreement is hereby deleted in its entirety.

                           3.1.10 Section 4.2(g) of the Credit Agreement is
hereby deleted in its entirety.

                           3.1.11 Section 4.19 of the Credit Agreement is hereby
deleted in its entirety.

                           3.1.12 Section 5.2(g) of the Credit Agreement is
hereby deleted in its entirety.

                           3.1.13 Section 5.6 of the Credit Agreement is hereby
amended in its entirety to read as follows:

                  5.6 INSURANCE. Borrower shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained, with insurers that are financially sound and reputable at the time of the issuance (or reissuance) of such insurance, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of any kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations and Borrower shall, from time to time, deliver to Agent, as Agent or any Bank reasonably may request, copies of policies or certificates evidencing or describing all insurance then in effect.

                           3.1.14 Section 5.11 of the Credit Agreement is hereby
amended in its entirety to read as follows:

                  5.11 FURTHER ASSURANCES. At any time it is required under the terms of Section 5.2(h) and Article 6 hereof or at any time or from time to time upon the request of Agent or any Bank, Borrower shall execute and deliver such further documents and do such other acts or things as any Bank or Agent reasonably may request in order to effect fully the purpose of this Agreement, the Notes, and the Loan Documents.

                           3.1.15 Section 5.13 of the Credit Agreement is hereby
deleted in its entirety.

                           3.1.16 Section 5.14 of the Credit Agreement is hereby
deleted in its entirety and Section 5.15 is renumbered as Section 5.14.

                           3.1.17 Section 6.7 of the Credit Agreement is hereby
amended to delete the words "change its name" in the second line thereof.

                           3.1.18 Section 6.9(a) of the Credit Agreement is
hereby deleted in its entirety; and Section 6.9(b) is hereby amended in its entirety to read as follows:

                  (b)(i) The interest of Borrower in the capital stock of Mojave or Medusa, after giving effect to the Merger, and (ii) the interest of Borrower in and to the Cement Plants and the interest of Borrower in KCC;

                           3.1.19 Section 6.16 of the Credit Agreement is hereby
deleted in its entirety.

                           3.1.20 Section 7.1(d) of the Credit Agreement is
hereby amended to delete the proviso therefrom.

                           3.1.21 Section 8.9 of the Credit Agreement is hereby
amended in it entirety to read as follows:

                  8.9 APPLICATION OF FUNDS. While any Loans or Letters of Credit are outstanding hereunder or any portion of the Revolving Credit Facility Commitment exists under the terms of this Agreement, should any Bank receive (whether by voluntary payment for the Loans, exercise of offset or banker's lien, counter-claim, cross-action, or otherwise) any sums from Borrower received on account of principal, interest or other amount owed under this Agreement, the sums so obtained should be received for the benefit of Banks in accordance with each Bank's pro rata share of the Revolving Credit Facility Commitment. If any right of offset is exercised by any Bank, the entire amount of such offset shall be applied to the Loans made pursuant to this Agreement until paid in full, prior to application to any other debt of Borrower or any Subsidiary of Borrower owing to such Bank.

                           3.1.22 Section 11.1 of the Credit Agreement is hereby
amended to delete clause (c) therefrom and relettering existing clause "(d)" as clause "(c)".

                           3.1.23 Section 11.5 of the Credit Agreement is hereby
amended to delete clause (cc) therefrom and re-lettering existing clause "(dd)" as clause "(cc)" and re-lettering existing clause "(ee)" as clause "(dd)".

                           3.1.24 The first sentence of Section 11.10 of the
Credit Agreement is hereby amended in its entirety to read as follows:

                  TO THE EXTENT PERMITTED BY LAW, THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT, THE NOTES, OR THE LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA.

                           3.1.25 The second and third sentences of Section
11.19 of the Credit Agreement are hereby deleted in their entirety.

                  3.2 Exhibit C-1, Form of Collateral Release Agreement, Exhibit M-1, Form of Mojave Guarantee, Exhibit M-2, Form of Mojave Security Agreement, Exhibit S-1, Form of Security Agreement and Exhibit S-2, Form of Stock Pledge, are hereby deleted from the Credit Agreement, and, upon the effectiveness of the amendments to the Credit Agreement set forth in Section 3.1 above, the Real Property Collateral Documents, the Personal Property Collateral Documents, the Mojave Guaranty, the Mojave Security Agreement, the Security Agreement, and the Stock Pledge (as those terms are defined in the Credit Agreement) are hereby terminated and of no further force or effect.

                  3.3 In order to effectuate the purpose of this Fourth Amendment, each Bank by its execution of this Fourth Amendment, upon the effectiveness of the amendments to the Credit Agreement set forth in Section 3.1 above, hereby consents to the following amendments of the Notes:

                           3.3.1 Section 9 of the Notes is hereby amended to
read in its entirety as follows: " 9. [intentionally omitted]."

                           3.3.2 The first sentence of Section 15 of the Notes
is hereby amended by deleting the following words: "OR, AT THE SOLE OPTION OF BANK, IN ANY OTHER COURT IN WHICH BANK SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY".

                  3.4 Upon the effectiveness of the amendments to the Credit Agreement set forth in Section 3.1 above, or as soon thereafter as is practicable, Agent, and each of the Banks as necessary, shall take all steps reasonably necessary to release all of the Collateral (as defined in the Credit Agreement) or guarantees supporting the Loans under the Credit Agreement including, but not limited to, the filing of UCC-3 termination statements terminating all existing UCC-1 financing statements, and the reconveyance of all mortgages and deeds of trust encumbering the Cement Plants or other real property Collateral (as defined in the Credit Agreement), and shall reconvey to Borrower all certificates evidencing the capital stock of Mojave pledged pursuant to the Stock Pledge. At any time and from time to time after the effectiveness of the amendments set forth in Section 3.1 above, the Agent and each of the Banks shall execute and deliver, at the reasonable request of Borrower, such further documents and do such other acts or things as Borrower may reasonably request in order to terminate all Liens previously acquired in support of the Loans. The Collateral (as defined in the Credit Agreement) and such guarantees are hereby released.



                                    ARTICLE 4

                              CONDITIONS PRECEDENT

                  4.1 Conditions Precedent to the Effectiveness of this Fourth Amendment. The effectiveness of the provisions of this Fourth Amendment (with exception of Article 3) is subject to the fulfillment, to the satisfaction of Agent, of each of the following conditions:

                           4.1.1 the Agent shall have received a certificate
from a Secretary or Assistant Secretary of Borrower attesting to the resolutions of Borrower's board of directors or its executive committee authorizing the execution and delivery of this Fourth Amendment;

                           4.1.2 the Agent shall have received counterparts of
signature pages of this Fourth Amendment duly executed and delivered by Borrower and the Majority Banks; and

                           4.1.3 the Agent shall have received a certificate
from a Responsible Officer certifying that:

                                 (a) the representations and warranties of
                  Borrower contained in the Credit Agreement and the Loan Documents, to the extent that it is a party thereto, are true and correct in all material respects at and as of the date of the effectiveness of this Fourth Amendment, as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date);

                                 (b) neither an Event of Default nor an
                  Unmatured Event of Default has occurred and is continuing on the date of the effectiveness of this Fourth Amendment;

                                 (c) on the date of the effectiveness of this
                  Fourth Amendment, no Material Adverse Change has occurred, as a result of one or more acts or occurrences; and

                                 (d) the Credit Agreement and each of the Loan
                  Documents are in full force and effect.

                  4.2 Conditions Precedent to the Effectiveness of Article 3 of this Fourth Amendment. The effectiveness of the provisions of Article 3 of the Fourth Amendment shall be effective immediately upon the Agent's receipt of counterparts of the signature pages of this Fourth Amendment duly executed and delivered by all Banks and the satisfaction of all the conditions precedent set forth in Section 4.1 above. This Fourth Amendment, with the exception of Article 3, shall be effective upon the satisfaction of the conditions precedent set forth in Section 4.1 above notwithstanding the failure of all of the Banks to execute this Fourth Amendment required for the effectiveness of Article 3.



                                    ARTICLE 5

                                  MISCELLANEOUS

                  5.1 Execution in Counterparts. This Fourth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. All of such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of the signature pages of this Fourth Amendment by telecopier shall be equally effective as delivery of a manually executed counterpart. Any party delivering an executed counterpart of the signature pages of this Fourth Amendment by telecopier thereafter also shall deliver promptly a manually executed counterpart, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Fourth Amendment.

                  5.2 No Other Amendment. Except as expressly amended hereby, the Credit Agreement shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Fourth Amendment conflict with those of the Credit Agreement, the terms and provisions of this Fourth Amendment shall control. This Fourth Amendment shall be deemed a part of and hereby is incorporated in the Credit Agreement.

                  5.3 Governing Law. This Fourth Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

                  IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed and delivered as of the date first set forth above.

                                         SOUTHDOWN, INC.,
                                         a Louisiana corporation

                                         By
                                           ------------------------------
                                         Title:
                                               -----------------------


                                         WELLS FARGO BANK, N.A.,
                                         a national Banking association, in its
                                         individual capacity and as Agent


                                         By
                                           ------------------------------
                                         Title:
                                               -----------------------
\


                                         SOCIETE GENERALE, SOUTHWEST AGENCY


                                         By
                                           ------------------------------
                                         Title:
                                               -----------------------



                                         CREDIT SUISSE FIRST BOSTON
                                         (FORMERLY KNOWN AS CREDIT SUISSE)


                                         By
                                           ------------------------------
                                         Title:
                                               -----------------------

                                         By
                                           ------------------------------
                                         Title:
                                               -----------------------

                                         CREDIT AGRICOLE INDOSUEZ
                                         (FORMERLY KNOWN AS CAISSE NATIONALE DE
                                          CREDIT AGRICOLE)


                                         By
                                           ------------------------------
                                         Title:
                                               -----------------------

                                         By
                                           ------------------------------
                                         Title:
                                               -----------------------


                                         BANQUE PARIBAS


                                         By
                                           ------------------------------
                                         Title:
                                               -----------------------

                                         By
                                           ------------------------------
                                         Title:
                                               -----------------------



                                         CIBC INC.


                                         By
                                           ------------------------------
                                         Title:
                                               -----------------------



                                         THE BANK OF NOVA SCOTIA

                                         By
                                           ------------------------------
                                         Title:
                                               -----------------------




                                         BANKBOSTON, N.A.

                                         By
                                           ------------------------------
                                         Title:
                                               -----------------------